EXHIBIT 99.1


[GRAPHIC]


                                                          FOR IMMEDIATE RELEASE

Contact:
Lilly Donohue
Investor Relations
212-798-6118

              GLOBAL SIGNAL POSTPONES FOURTH QUARTER AND YEAR END
                      EARNINGS RELEASE AND CONFERENCE CALL

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Sarasota, Florida. March 10, 2005 - Global Signal Inc. (NYSE: GSL) announced today that it will postpone its earnings release, scheduled for today, and conference call, scheduled for tomorrow, in order to allow time to complete the restatement of its financial statements and the audit thereof. The Company will issue its year end and fourth quarter 2004 earnings release and schedule a conference call later this month upon completion of this audit.

ABOUT GLOBAL SIGNAL

Global Signal owns or manages over 4,000 wireless communications towers and other communications sites. Global Signal is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information on Global Signal and to be added to our e-mail distribution list, please visit www.gsignal.com.